UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2015 (April 21, 2015)

SYSOREX GLOBAL HOLDINGS CORP.

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

The board of directors of Sysorex Global Holdings Corp. (the “Company” or “Sysorex”) has set a record date for its 2015 annual meeting of stockholders (the “2015 Annual Meeting”) as of the close of business on April 29, 2015.  Such stockholders of record as of that date will be entitled to notice of, and to vote at, the 2015 Annual Meeting.  The Company will separately send notice and proxy materials to the stockholders of record as of the record date with the date of the 2015 Annual Meeting, which is expected to occur in June 2015.

The 2015 Annual Meeting is Sysorex’s first Annual Meeting as a public company. Sysorex has set a deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in Sysorex’s proxy materials for the 2015 Annual Meeting as April 28, 2015, which Sysorex believes is a reasonable time before Sysorex begins to print and distribute its proxy materials. In order to be considered timely, such stockholder proposals must be received by Sysorex’s Corporate Secretary at the address set forth below on or before the close of business on April 28, 2015 and comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act and any applicable requirements of Sysorex’s Amended and Restated Bylaws.

All stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Sysorex Global Holdings Corp., 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL HOLDINGS CORP.

Date: April 21, 2015	By:	/s/ Nadir Ali
Name: Nadir Ali
Title: Chief Executive Officer

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